Exhibit 99.1

KalVista Pharmaceuticals Appoints Laurence Reid, Ph.D., to Board of Directors

Cambridge, Mass., and Salisbury, England, November 26, 2024 – KalVista Pharmaceuticals, Inc. (NASDAQ: KALV), today announced that Laurence Reid, Ph.D., has been appointed to the Company’s Board of Directors, effective immediately. Dr. Reid brings more than three decades of experience with a track record of leadership and company-building success.

“I am pleased to welcome Dr. Reid, with his deep expertise in high-growth biotech companies, to the KalVista Board of Directors,” said Ben Palleiko, Chief Executive Officer of KalVista. “His extensive biopharmaceutical and strategic experience will be a tremendous asset as the Company continues to progress sebetralstat towards global market approval and commercialization.”

“I am excited to join the KalVista Board at this transformational time in the Company’s journey,” said Dr. Reid. “I believe sebetralstat has the potential to significantly improve the lives of people living with hereditary angioedema. I look forward to working with the team on the Company’s transition to a commercial organization and supporting its long-term growth.”

Dr. Reid was the CEO of Decibel Therapeutics prior to its acquisition by Regeneron Pharmaceuticals in September 2023. Previously, Dr. Reid served as an entrepreneur in residence at Third Rock Ventures, where he focused on novel drug discovery opportunities. Before Third Rock, Dr. Reid was Chief Executive Officer of Warp Drive Bio, a small molecule company focused on novel oncology and antibiotic drug discovery based on natural products, until its merger with Revolution Medicines in 2018. He also served as Chief Business Officer of Alnylam Pharmaceuticals and Ensemble Therapeutics and held senior leadership roles at Millennium Pharmaceuticals. Dr. Reid currently serves as the chair of the board of Broken String Biosciences, is a board member of Garuda Therapeutics and The Possible Zone and serves as a board advisor to Life Science Cares and Mount Auburn Hospital.

About KalVista Pharmaceuticals, Inc.

KalVista Pharmaceuticals, Inc. is a global pharmaceutical company whose mission is to develop and deliver life-changing oral medicines for people affected by rare diseases with significant unmet needs. Sebetralstat, our novel, investigational candidate for the oral, on-demand treatment of hereditary angioedema, is under regulatory review by the FDA with a PDUFA goal date of June 17, 2025. In addition, we have completed Marketing Authorization Application (MAA) submissions for sebetralstat to the European Medicines Agency and the United Kingdom, Switzerland, Australia, and Singapore. For more information, please visit www.kalvista.com or follow us on social media at @KalVista and LinkedIn.

About Sebetralstat

Discovered and developed entirely by KalVista, sebetralstat is a novel, investigational oral plasma kallikrein inhibitor for the treatment of hereditary angioedema (HAE). Our initial goal is to deliver sebetralstat as the first oral, on-demand treatment for HAE in people aged 12 years and older. In addition, we are studying the potential of sebetralstat for the on-demand treatment of HAE in children aged 2 to 11 years. We believe that, if approved, sebetralstat has the potential to become the foundational therapy for HAE disease management globally.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from what we expect. Examples of forward-looking statements include, among others, timing or outcomes of communications with the FDA, our expectations about safety and efficacy of our product candidates and timing of clinical trials and its results, our ability to commence clinical studies or complete ongoing clinical studies, including our KONFIDENT-S and KONFIDENT-KID trials, and to obtain regulatory approvals for sebetralstat and other candidates in development, the success of any efforts to commercialize sebetralstat, the ability of sebetralstat and other candidates in development to treat HAE or other diseases, and the future progress and potential success of our oral Factor XIIa program. Further information on potential risk factors that could affect our business and financial results are detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended April 30, 2024, our quarterly reports on Form 10-Q, and our other reports that we may make from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media:

Jenn Snyder

Vice President, Corporate Affairs

(857) 356-0479

jennifer.snyder@kalvista.com

Investors:

Ryan Baker

Head, Investor Relations

(617) 771-5001

ryan.baker@kalvista.com